Exhibit 10.45

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement is made as of January 12, 2005 (this “Agreement”) by and between Vidus Limited, a company registered in England and Wales under registered number 4069823 having its registered office at North Felaw Maltings, 48 Felaw Street, Ipswich, Suffolk IP2 8HE (the “Borrower”) and @Road, Inc., a Delaware corporation, having its principal place of business at 47200 Bayside Parkway, Fremont, California 94538 (the “Lender”).

RECITALS

A.                                   Lender and Borrower have entered into that certain Acquisition Agreement, dated as of December 15, 2004, by and among Lender, Borrower and NV Partners III-BT LP (the “Acquisition Agreement”).

B.                                     Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to two million dollars ($2,000,000) (collectively, the “Loan”).

C.                                     Lender is willing to make the Loan on the terms and conditions set forth in this Agreement.

D.                                    Concurrently with the execution of this Agreement, and as a condition to Lender’s willingness to enter into this Agreement, NV Partners III-BT LP is entering into a Guaranty in favor of Lender.

E.                                      Concurrently with the execution of this Agreement, and as a condition to Lender’s willingness to enter into this Agreement NV Partners III-BT LP is entering into a Subordination Agreement in favor of Lender.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Lender as follows:

1.                                       THE LOAN.

1.1                                 Advances.

(a)                                  Initial Loan; Additional Loans.  Provided no Event of Default (as defined in Section 7 below) has occurred and the conditions precedent set forth in this section are satisfied, Lender hereby irrevocably agrees to make (i) an initial advance to Borrower in an aggregate amount of Three Hundred Thousand Dollars ($300,000) on or about January 14, 2005 (the “First Advance”), (ii) a second advance to Borrower in an aggregate amount of Three Hundred Thousand Dollars ($300,000) on or about January 24, 2005 (the “Second Advance”) and (iii) one or more subsequent advances to Borrower in such amounts as shall be agreed between Borrower and Lender in good faith, in writing (the “Subsequent Advances”).  The First Advance, the Second Advance and the Subsequent Advances may each be referred to herein as an “Advance” and, together, as the “Advances”).  In no event shall the sum of all Advances made by Lender to Borrower hereunder exceed Two Million Dollars ($2,000,000) (excluding interest thereon) and Borrower acknowledges that Lender has no obligation whatsoever to make or fund any advances in excess of that amount.  Advances, once repaid, may not be reborrowed.  The total number of Advances that Borrower may request and receive under this Agreement shall be limited to eight (8) and shall be requested no more than bi-weekly and funded weekly (in such amounts as shall be set forth in the Subsequent Amount Request (as defined below).  All advances shall be funded on the first Monday following the receipt by Lender of a request for loan pursuant to Section 1.1(b) below.

(b)                                 Requests for Loans.  When Borrower desires to obtain a Subsequent Advance, Borrower shall make a request to Lender (which request shall be irrevocable) by facsimile transmission no later than noon California time on the third (3rd) Business Day immediately preceding the date on which the Subsequent Advance is to be made (the “Subsequent Advance Request”) and such Subsequent Advance Request shall include an itemized invoice for the agreed upon amounts comprising the principal amount of the Subsequent Advance requested by Borrower.  The Subsequent Advance Request shall be signed by an authorized officer of Borrower.  Lender may rely on any Subsequent Advance Request given by a person whom Lender believes is an authorized representative of Borrower, and Borrower will indemnify Lender for any loss Lender suffers as a result of that reliance.

1.2           Promissory Notes; Maturity.  (a)  Borrower promises to execute and deliver to Lender secured promissory notes prepared by Lender in substantially the form attached hereto as Exhibit A in the original principal amount of each of the First Advance, the Second Advance and any Subsequent Advance at the time that each such advance is made as evidence of such advance (each, a “Note”).  The aggregate principal amount of the Advances shall bear interest thereon from the funding date of each such Advance (the “Advance Date”), at the rate of five percent (5.0%) per annum, based upon a 360 day year for the actual number of days elapsed. The entire amount of outstanding principal, accrued interest and any unpaid fees and expenses under and with respect to the Advances shall be due and payable on the earlier to occur of (i) the occurrence of an Event of Default (as defined herein); or (ii) 180 days following the date of termination of the Acquisition Agreement pursuant to Section 5.1 thereof.  In the event that the Closing (as defined in the Acquisition Agreement) takes place, the entire amount of outstanding principal, accrued interest and any unpaid fees and expenses under and with respect to the Advances shall be due and payable upon the demand of Lender.  All of the Advances, Loan and other Secured Liabilities (as defined in Section 3 of this Agreement) arising under this Agreement, the Notes and any other documents executed in connection with the Secured Liabilities or the transactions contemplated hereby (the “Loan Documents”) shall constitute one general obligation of Borrower secured by the Collateral.

(b)                                 Borrower may, at its option, prepay any or all amounts outstanding under the Advances in whole at any time or in part from time to time without penalty or premium.  All prepayments shall be accompanied by the payment of accrued and unpaid interest on the principal amount of the Advances being prepaid through the date of such prepayment.

1.3                                 Interest; Maximum Rate; Default.

(a)                                  Notwithstanding any provision in this Agreement, the Notes or any other Loan Document to the contrary, it is the parties intent that in no event shall any interest collected or charged under this Agreement or the Notes exceed the maximum rate then permitted by law and if any such payment is made by Borrower, then such excess sum shall be credited by Lender as a payment of principal.

(b)                                 Every amount overdue under any Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is the lesser of (i) three (3) percentage points above the rate per year specified in Section 1.2 hereof or (ii) the maximum rate permitted by applicable law.  Such interest on overdue amounts under this Agreement or any Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Borrower with respect to the payment of such interest has been fully discharged (whether before or after judgement).

2.                                       SECURITY INTEREST.

By way of continuing security in favour of Lender for the payment and discharge of the Secured Liabilities (as defined in Section 3 below), and in consideration for the Advances and such other sums as may be advanced by Lender to Borrower from time to time Borrower with full title guarantee hereby charges to Lender or assigns to Lender (as the case may be) the property set out below in the manner set out below (each assignment set out below is an absolute assignment for the purposes of Section 136 of the Law Property Act 1925 (the “LPA”) (Legal assignment of things in action) and is not made by way of charge only) (the “Collateral”):

2.1                                 Scheduled Property.  By way of first fixed charge by way of legal mortgage, the properties identified below as the “Schedule Property” (the “Schedule Property”) and all right, title and interest from time to time in any lease, license or occupational right or any renewal thereof (the “Rights”) relating to the Scheduled Property.  The “Scheduled Property” shall be (a) leasehold property at unit 1 Melbourne Business Court, Millennium Way, Pride Park, Derby; (b) tenancies of 4 and 12 St Nicholas Court, Friars Street, Ipswich, Suffolk, IP1 1TG; and (c) leasehold of third and fourth floor, The North Malting, Felaw Street, Ipswich, Suffolk, IP2 8HE.

2.2                                 Other Property.  By way of first fixed charge all freehold or leasehold property now or at any time in the ownership of Borrower (the “Property”) (except the Scheduled Property validly charged in Section 2.1 above) and all Rights relating to such Property.

2.3                                 Rent.  By way of absolute assignment, all the Borrower’s rights, title, interest and benefit in and to any rent or other sum present or future, owing to Borrower by any person occupying any Property or Scheduled Property (the “Rent”).

2.4                                 Shares and Derivative Assets.  By way of first fixed charge, all stocks, shares warrants or other securities, rights, dividends, interest or other property (whether of a capital or income nature) accruing, offered, issued or deriving at any time by way of dividend, bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference, option or otherwise attributable to any such shares or derivative assets in the ownership of Borrower at any time past present or future (the “Shares and Derivative Assets”).

2.5                                 Plant and Machinery.  By way of first fixed charge, all the plant and machinery equipment, fittings, installations and apparatus, tools motor vehicles and all other such assets whatsoever wherever situated which are now or any time after the date of this Agreement become the property of Borrower (the “Plant and Machinery”).

2.6                                 Goodwill.  By way of first fixed charge, all the goodwill and uncalled capital for the time being of Borrower (the “Goodwill”).

2.7                                 Intellectual Property.  By way of legal assignment all contract rights, intellectual property and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks and trademark applications, copyrights and copyright applications, patents and patent applications, servicemarks, trade styles, trade names, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind (the “Intellectual Property”).

2.8                                 Royalties.  By way of legal assignment all now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing (the “Royalties”).

2.9                                 Cash.  By way of first fixed charge all documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s books relating to the foregoing (the “Cash”).

2.10                           Claims.  Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance proceeds.

2.11                           Floating charge.  By way of first floating charge, all the undertaking and assets of the Borrower whatsoever, wherever situated, whether movable, immovable, present or future (including, without limitation, its uncalled capital for the time being and all the undertaking and assets of the Borrower referred to above which are, for any reason, not validly charged or assigned pursuant to Sections 2.1 (Scheduled Property) to 2.10 (Claims), inclusive, of this Agreement).  The floating charge created by this Agreement is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986 (the “Insolvencey Act”).

3.                                       OBLIGATIONS SECURED.  The security interest granted hereby secures payment and performance of all debts, loans and liabilities under this Agreement, and all other debts and liabilities of Borrower to Lender of every kind and description, whether now existing or hereafter arising, including but not limited to the Advances made by the Lender to Borrower in the total aggregate principal amount of up to $2,000,000 as evidenced by one or more Notes and all obligations of Borrower under the Note or Notes, including the Loan and all interest, fees, charges and expenses, and including but not limited to expenses with respect to the enforcement of any rights and remedies of Lender hereunder (collectively, the “Secured Liabilities”).

4.                                       FURTHER ASSURANCES.  From and after the date hereof, Borrower agrees to execute and deliver such other documents and instruments as the Lender may reasonably request with regard hereto.

5.                                       DEBTOR’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that, except as set forth in the disclosure letter dated December 15, 2004 delivered to Lender pursuant to that certain Deed of Warranty and Indemnity dated December 15, 2004 among Lender and the warrantors named therein:

5.1                                 Incorporation.  Borrower is a corporation duly organized and validly existing under the laws of England and Wales; Borrower has the corporate power to own its property and conduct its business as presently conducted.

5.2                                 Authorization.  The execution, delivery and performance hereof are within the Borrower’s corporate powers, have been duly authorized by a resolution are not in contravention of law nor of the terms of Borrower’s articles or memorandum of association, nor of any indenture, agreement or undertaking to which the Borrower is a party or by which it is bound.

5.3                                 Records.  All organizational papers and all amendments thereto of Borrower have been duly filed with the appropriate authorities [(and a Form 395 will be filed within the prescribed twenty-one (21) day period in respect of the security granted above)] and are in proper order.  All capital stock issued by Borrower and outstanding was and is properly issued and paid for and all books, records and reports of Borrower, including but not limited to its minute books, by-laws, certificates of condition and books of account, are accurate and up to date and will be so maintained.

5.4                                 Litigation; No Conflicts.  No litigation is either threatened, contemplated or pending to Borrower’s knowledge, that will materially and adversely affect Borrower’s financial condition except as previously disclosed to Lender in writing.  No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or Borrower’s rights in, any of the Collateral.  No action or proceeding seeking to limit, cancel or question the validity of any Collateral owned by Borrower or Borrower’s ownership interest therein is on the date hereof pending or, to the knowledge of Borrower, threatened.

5.5                                 Principal Place of Business.  Borrower’s principal place of business is located at North Felaw Maltings, 48 Felaw Street, Ipswich, Suffolk IP2 8HE.

5.6                                 Accounts.  Borrower keeps its records concerning its accounts at North Felaw Maltings, 48 Felaw Street, Ipswich, Suffolk IP2 8HE.

5.7                                 Offices.

Borrower’s chief executive office is located at:

North Felaw Maltings, 48 Felaw Street

Ipswich, Suffolk IP2 8HE

Borrower has additional offices located at:

Unit 1, Melbourne Business Court, Millennium Way, Pride Park

Derby DE24 8LZ

5.8                                 Inventory.  All inventory currently owned by Borrower is located at the addresses set forth in Section 5.7 above.

5.9                                 Changes.  Borrower will promptly notify Lender in writing of any change in the location of its chief executive office or of any other place of business or of any inventory or account or of the establishment of any new place of business or location of inventory, account or office where the records of its accounts are kept.

5.10                           Financial Statements.  Borrower’s financial statements dated November 30, 2004 previously delivered to Lender are the latest available financial statements and fairly represent Borrower’s financial condition as of the date of this Agreement.  Borrower owns all of its personal property and has good, clear and marketable title thereto, free and clear of all liens and encumbrances (except Permitted Liens), and there are no outstanding commitments of Borrower relative to the purchase, sale, mortgage, lease or license of said property, other than in the usual course of business.

5.11                           Subsidiaries; Investments.  Borrower has no subsidiaries.  Borrower does not own any capital stock, bonds or other securities or instruments of, and does not have any proprietary interest in, any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise.

5.12                           Liens. Borrower owns all right, title and interest in and to the Collateral, free of any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the California Uniform Commercial Code or comparable law of any jurisdiction (“Liens”) whatsoever, except for the Permitted Liens (as defined in Section 6.4).

5.13                           Valid and Continuing Security Interest.  The security interest granted pursuant to this Agreement will constitute a valid, continuing and, upon the filing of appropriate registration documentation at HM Land Registry and with the Registrar of Companies, first priority perfected security interest in favor of the Lender in the Collateral.

5.14                           Further Representations and Warranties.  Borrower further represents and warrants that each of the Obligations secured hereby and each of the representations and warranties made herein is true and correct as of the date hereof.

6.                                       GENERAL OBLIGATIONS OF DEBTOR.

6.1                                 Filings.  Borrower agrees to reimburse Lender for the cost of any filings in all public offices wherever filing is required by applicable law to perfect a security interest or is deemed by Lender to be reasonably necessary or desirable and to execute such other documents as the Lender shall reasonably request with respect to perfection of the security interest granted hereunder.  A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

6.2                                 Insurance.  Borrower agrees to keep all the Collateral insured in a manner consistent with past practice for such Collateral, and in cases where such insurance is maintained, to name the Lender as an additional loss payee, and payable to the Lender and Borrower, as their interests may appear.

6.3                                 Inspection.  Borrower will keep accurate and complete records of the Collateral, and Lender or any of its agents shall have the right to inspect the Collateral wherever located and to visit Borrower’s place or places of business, during normal business hours after reasonable prior notice by Lender and without Borrower’s hindrance or delay, to inspect, audit, check and make extracts from any copies of books, records, journals, orders, receipts and correspondence that relate to the Collateral or to the general financial condition of Borrower.  Lender may temporarily remove any of the Borrower’s records for the purpose of having copies made thereof.

6.4                                 Liens; Transfers of Collateral.  Borrower will not (a) assign, license, hypothecate, mortgage, sell or otherwise transfer any right, title or interest in or to any accounts or other Collateral other than Permitted Transfers nor (b) other than the security interest in the assets of the Borrower contemplated by this Agreement, create or permit to be created or to exist any lien, encumbrance or security interest of any kind on any of its accounts, contract rights or inventory other than Permitted Liens.  “Permitted Transfers” means any conveyance, sale, lease, transfer or disposition by the Borrower of (i) inventory or other assets in the ordinary course of business consistent with past practice; (ii) licenses and similar arrangements for the use of the property of the Borrower in the ordinary course of business consistent with past practice; or (iii) surplus, worn-out or obsolete Collateral.  “Permitted Liens” means (i) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the Borrower maintains adequate reserves in accordance with GAAP; (ii) liens of carriers, warehousemen, mechanics, materialmen, vendors, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) licenses and sublicenses granted in the ordinary course of the Borrower’s business and any interest or title of a licensor or under any license or sublicense; (v) a debenture between the Borrower and NV Partners III-BT LP (formerly known as NV Partners IV L.P.) dated April 16, 2003; (vi) liens arising out of a judgment, order or award with respect to which Borrower shall in good faith be prosecuting diligently an appeal or proceeding for review and (vii) liens specifically consented to by Lender in writing.

6.5                                 Existence.  Borrower will maintain its corporate existence in good standing and comply with all laws and regulations of the United Kingdom or political subdivision thereof, or of any governmental authority which may have jurisdiction over it or its business.

6.6                                 Taxes.  Borrower will pay all real and personal property taxes, assessments and charges as well as all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property (other than Permitted Liens), and will furnish the Lender upon request, receipts, or other evidence that deposits or payments have been made.

6.7                                 Dividends.  Borrower will pay no dividends either in cash or kind on any class of its capital stock nor make any distribution on account of its stock, nor redeem, purchase or otherwise acquire directly or indirectly any of its stock.

6.8                                 Loans.  Borrower will not make any loans or advances to any individual, firm or corporation, including without limitation, its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred by such employees in the usual course of Borrower’s business when such expenses are reimbursable by Borrower.

6.9                                 Securities.  Borrower will not invest in or purchase any stock or securities or other instrument of any individual, firm or corporation, other than in short-term deposits, direct obligations of the U.K. or U.S. or other short-term investments made in the ordinary course of business and consistent with past practices of Borrower.

6.10                           Merger.  Except with respect to the transactions contemplated by the Acquisition Agreement, Borrower will not, without the prior written consent of Lender, enter into any transaction involving: (A) the sale, license, disposition or acquisition of all or a material portion of the business or assets of Borrower or any direct or indirect subsidiary or division of Borrower; (B) the issuance, grant, disposition or acquisition of (x) any capital stock or other equity security of Borrower or any direct or indirect subsidiary of Borrower, (y) any option, call warrant or right to acquire any capital stock or other equity security of Borrower or any direct or indirect subsidiary of Borrower or (z) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Borrower or any direct or indirect subsidiary of Borrower; or (C) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Borrower or any direct or indirect subsidiary of Borrower; provided, however, that Borrower may issue its stock to its employees upon the exercise of stock options outstanding on the date hereof.

6.11                           Sales.  Borrower will not sell or dispose of any of its assets except for Permitted Transfers.

6.12                           Guaranty.  Borrower will not enter into any agreement of guaranty of the obligation of any individual, partnership, trust or corporation, including affiliates.

6.13                           Government Accounts.  Borrower will immediately notify Lender if any of Borrower’s accounts arise out of contracts with the United Kingdom, any state or municipality, or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contracts shall be assigned to Lender.

6.14                           Reimbursement.  Borrower will reimburse Lender on demand for and indemnify and hold harmless Lender, its officers, directors, employees, agents, attorneys, representatives and stockholders from and against any sums paid or advanced by Lender to satisfy any tax, lien or security interest or other encumbrance on the Collateral, to provide insurance on the Collateral as contemplated herein or to pay for the maintenance and preservation of the Collateral; provided however, that Lender shall not be obligated to make any such payments or deposits.  Any such sums paid or advanced by Lender shall be deemed secured by the Collateral and constitute part of the Obligations.

6.15                           Use of Loan Proceeds.  The Borrower shall use proceeds of the Loan to fund those items identified (i) in the Operating Plan, with respect to the First Advance and the Second Advance and (ii) in the invoice accompanying the Subsequent Advance Request, with respect to any Subsequent Advance Request, and for the payment of such other obligations of the Borrower which may hereafter be approved by the Lender in its sole and absolute discretion.

6.16                           Financial Reporting.  Borrower will deliver to Lender promptly upon request such financial and other information regarding the Borrower, its assets or the Collateral as the Lender shall reasonably request from time to time, provided that nothing in this Section 6.16 shall require Borrower to prepare any such information for the sole purpose of satisfying the covenant set forth in this Section 6.16.

6.17                           Repair.  Borrower will maintain its equipment and property in good repair and working order, normal wear and tear excepted.

6.18                           Confidentiality.  Borrower shall not disclose the terms of this Agreement or the Note to third parties except to its officers, directors, employees, agents and professional advisors (including investments banking advisors), except as may be required by court order or applicable law.

6.19                           Preservation of Collateral.  Borrower shall take all necessary steps to preserve the value of the Collateral, including but not limited to paying all rent or other outgoing on any Property or Scheduled Property as and when the same becomes due maintaining all Property, Scheduled Property and other Collateral in good repair and secure and pay all license or other fees as and when due in respect of any Intellectual Property.

6.20                           Continuing Representations.  The representations and warranties herein are continuing.  In the event that any obligation, representation or warranty is no longer true, correct, or to be achieved, Borrower will immediately notify Lender in writing.

7.                                       DEFAULT.  Borrower shall be in default under this Agreement and under any other agreement with the Lender upon the happening of any of the following events or conditions, without demand or notice from Lender (unless otherwise provided by law) (each, an “Event of Default”):

(1)                                  Failure of Borrower to pay when due any of the Secured Liabilities, whether by maturity, acceleration or otherwise under this Agreement, the Notes or any of the other Loan Documents.

(2)                                  Except with respect to the obligations of Borrower set forth in Section 6.10 and Section 6.18 of this Agreement, failure of Borrower to perform, or breach of, any of its agreements, warranties or representations set forth in this Agreement and such breach or failure continues for a period of five (5) days thereafter or in any agreement with any other person or organization for borrowed money or lease of real or personal property resulting in a right by such third party to accelerate the maturity of any amounts owed thereunder in an amount in excess of $50,000 provided that the Event of Default hereunder caused by the occurrence of a default under another agreement described in this Section shall be automatically cured for purposes of this Agreement upon the cure or waiver of the default under such other agreement.

(3)                                  Failure of the Borrower to perform, or breach of, any of its agreements, warranties or representations set forth in Section 6.10 and Section 6.18 of this Agreement or set forth in Borrower’s acknowledgement contained in the Subordination Agreement dated of even date herewith between NV Partners IV L.P. and Lender;

(4)                                  Failure of the Borrower to perform, or a breach of, any of its agreements, warranties or representations set forth in any of the Loan Documents and such failure or breach continues for a period of ten (10) days thereafter;

(5)                                  Borrower’s failure to perform any covenant or agreement, or breach of any representation or warranty, set forth in the Acquisition Agreement and such failure of breach continues for a period of ten (10) days thereafter;

(6)                                  Material loss or theft, substantial damage or destruction or unauthorized sale or encumbrance of any material portion of the Collateral in excess of reasonably expected recoveries under insurance policies, or the making of any levy on, or seizure or attachment of a material portion of the Collateral;

(7)                                  Dissolution, liquidation, termination of existence, insolvency or business failure of the Borrower or the appointment of a custodian or receiver of any part of Borrower’s property, or an assignment or trust mortgage for the benefit of creditors by Borrower, or the recording or existence of any lien for unpaid taxes, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, or service upon the Lender of any writ, summons, or process designed to affect any account or property of Borrower or any event analogous to the same under the laws of England and Wales, save for in relation to a written demand on Borrower made pursuant to section 123[1][a] of the Insolvency Act 1986 against Borrower which is withdrawn or satisfied within three weeks of the service of the same or a declaration of intent by Borrower to effect any of the foregoing; or

(8)                                  The institution by or against Borrower or any indorser or guarantor of any Note of any proceedings under any other bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Borrower or any indorser or guarantor of any Note of an assignment or trust mortgage for the benefit of creditors or a declaration of intent by the Borrower to effect any of the foregoing.

8.                                       LENDER’S RIGHTS UPON DEFAULT.

8.1                                 Enforcement.  This Agreement will become enforceable and Lender shall be entitled to exercise all the powers conferred on a mortgagee by the LPA (as varied or extended by this Agreement), all the powers conferred on the holder of a qualifying floating charge (as defined in the Insolvency Act) by the Insolvency Act and all or any of the rights and powers conferred by this Agreement, without further notice immediately upon the occurrence of an Event of Default or if any steps are taken for the appointment of an administrator, or whereby notice is given of intention to appoint, or a petition is filed or application is made or a competent court makes an order for the appointment of, an administrator, in relation to the Borrower, or any steps are taken to wind-up or dissolve the Borrower, or for the appointment of a receiver or liquidator or trustee or similar officer or an administrative receiver of the Borrower, or to any of its assets; or if the Borrower requests Lender to appoint an administrator or a receiver over the whole or any part of its undertaking or assets.

8.2                                 Consequences of default.  On and at any time after the occurrence of an Event of Default, Lender in its absolute discretion may by written notice to the Borrower:

(a)                                  declare the Secured Liabilities to be immediately due and payable, together with all accrued interest thereon and any other sums then owed by the Borrower under this Agreement and, upon that declaration, such sums shall become immediately due and payable without demand or notice of any kind, all of which are hereby expressly waived by the Borrower; or

(b)                                 declare the Secured Liabilities to be due and payable on demand of Lender; and/or

(c)                                  declare the security constituted by this Agreement to be enforceable.

8.3           Statutory power of sale.

8.3.1                        For the purposes of all powers implied by statute, and in particular the power of sale under Section 101 of the LPA (Powers incident to estate or interest in a mortgage), the Secured Liabilities will be deemed to have become due when the security created by this Agreement becomes enforceable and Section 103 of the LPA (Regulation of exercise of power of sale) and Section 93 of the LPA (Restriction on consolidation of mortgages) will not apply.

8.3.2                        The statutory powers of leasing conferred on Lender are extended so as to authorise Lender to lease, make arrangements for leases, accept surrender of leases and grant options on such terms and conditions as Lender may in its discretion think fit.  Lender is not obliged to comply with any of the provisions of Section 99 (Leasing powers of mortgagor and mortgagee in possession) and Section 100 (Powers of mortgagor and mortgagee in possession to accept surrenders of leases) of the LPA.

8.3.3                        Each of Lender and the Receiver (as defined in Section 8.5.1(a)(i) below) may exercise such person’s statutory power of sale in respect of the whole or any part of the Property.

8.3.4                        Section 93 of the LPA (Consolidation of mortgages) will not apply to this Agreement.

8.4           Administrator.  At the time, or at any time after, the security constituted by this Agreement becomes enforceable, whether or not Lender has entered into or taken possession of the whole or any part of the Collateral pursuant to this Agreement, Lender may, in so far as permitted by law, at its option and in addition to any right to appoint a Receiver, by writing under the hand of any authorised officer of Lender, appoint any person to be an administrator of the Borrower under the Insolvency Act and such person shall, from the effective date of such appointment, be an Administrator.

Without prejudice to any continuing right of Lender, at its option, to appoint a Receiver under this Agreement unless and until, and then to the extent, prohibited from so doing by the provisions of the Enterprise Act 2002, this Agreement is a qualifying debenture for the purposes of paragraph 14 of Schedule B1 to the Insolvency Act (incorporated by Schedule 16 of the Enterprise Act 2002) and that paragraph shall apply to this Agreement.

8.5           Receiver.

8.5.1                        Appointment of Receiver.

(a)                                  At the time that, or at any time after, the security constituted by this Agreement has become enforceable, whether or not Lender has entered into or taken possession of the whole or any part of the Collateral pursuant to this Agreement, Lender may:

(i)                                     in so far as permitted by law, at its option, by writing under the hand of any authorised officer of Lender, appoint any person to be a receiver of the Collateral and such person shall, with effect from the date of such appointment, be a receiver (the “Receiver”), provided, that this provision shall not apply solely by reason of the obtaining of a moratorium, or anything done with a view to obtaining a moratorium, by an eligible company (as defined in Schedule A1 of the Insolvency Act) under the Insolvency Act;

(ii)                                  Lender may, from time to time, in similar manner, remove the Receiver and appoint another in his place;

(iii)                               Lender may, either at the time of appointment or at any time thereafter, fix the remuneration of the Receiver;

(iv)                              Lender and any nominee of Lender wheresoever situated may, without further notice and without the restrictions contained in Section 103 of the LPA (Regulation of exercise of power of sale), exercise in respect of all or any part of the Shares and the Derivative Assets all the powers and rights exercisable by the registered holder of the Shares and the Derivative Assets and all other powers conferred on mortgagees by the LPA as varied or extended by this Agreement; and

(v)                                 Lender and any nominee of Lender wheresoever situated may apply any dividends, interest or other payments received or receivable by Lender or by such nominee in respect of the Shares and the Derivative Assets as if they were proceeds of sale.

None of the restrictions imposed by the LPA in relation to the appointment of receivers, the giving of notice or otherwise shall apply.

(b)                                 The Receiver may from time to time delegate, by power of attorney or otherwise, to any person any of his powers and discretions, whether arising by statute, the provisions of this Agreement or otherwise, upon such terms and for such periods of time as he may in his discretion think fit and may from time to time terminate any such delegation.  Lender shall not be liable to the Borrower for any loss or damage arising from any such delegate’s act, default, neglect or misconduct of any nature whatsoever.

8.5.2                        Powers of Receiver.  The Receiver has all the powers to do or abstain from doing anything which the Borrower could do or abstain from doing in relation to the Collateral including, without limitation the powers conferred by Section 109 of the LPA (Appointment, powers, remuneration and duties of receivers) and, in the case of a Receiver who is an administrative receiver, the powers conferred by Section 29 of the Insolvency Act (Definitions) and Schedule 1 to the Insolvency Act (Powers of administrator or administrative receiver), and in particular the Receiver may:

(a)                                  Carry on business

carry on, manage or concur in carrying on managing the whole or any part of the business of the Borrower as he may in his discretion think fit;

(b)                                 Protection of assets

(i)                                     manage, insure, repair, decorate, maintain, alter, improve, renew or add to any property charged by virtue of Sections 2.1 or 2.2 of this Agreement or concur in so doing;

(ii)                                  commence or complete any building operations on any property charged by virtue of Sections 2.1 or 2.2 of this Agreement; or

(iii)                               apply for and maintain any planning permissions, building regulations, approvals and any other permissions, consents or licences,

in each case as he may in his discretion think fit;

(c)                                  Realisation of assets

sell, exchange, convert into money and realise the Collateral or concur in so doing by public auction or private contract and generally in such manner and on such terms as he may in his discretion think fit.  Without prejudice to the generality of the foregoing, he may do any of these things for any valuable consideration, including, without limitation, cash, shares, stock, debentures or other obligations.  Any such consideration may be payable in a lump sum or by instalments spread over such period as he may in his discretion think fit;

(d)                                 Let, hire or lease

(i)                                     let, hire or lease (with or without premium) and accept surrenders of leases or tenancies or concur in so doing;

(ii)                                  grant rights, options or easements over and otherwise deal with or dispose of, and exercise all rights, powers and discretions incidental to, the ownership of the Collateral;

(iii)                               exchange or concur in exchanging the Collateral,

in each such case in such manner and generally on such terms as he may in his discretion think fit, with all the powers of an absolute beneficial owner.  The Receiver may exercise any such power by effecting such transaction in the name or on behalf of the Borrower or otherwise;

(e)                                  Rent

(i)                                     without any further consent by, or notice to, the Borrower, exercise on its behalf, in respect of the Rent, all the powers and provisions conferred on a landlord or a tenant by any legislation in force relating to such Rent; and

(ii)                                  make allowances to, and re-arrangements with, any person occupying the whole or any part of any property charged by virtue of Sections 2.1 or 2.2 of this Agreement under any occupational lease from whom the Rent and any profits may be receivable, and negotiate and agree, or refer to arbitration, any revision of rent under any leases in respect of which the rental may fall to be reviewed and accept service of, or serve, any notice received or required or deemed desirable in connection with any such review or with the exercise of any option;

(f)                                    Borrowing

for the purpose of exercising any of the powers, authorities or discretions conferred on him by or pursuant to this Agreement or of defraying any costs (including, without limitation, his remuneration) which are incurred by him in the exercise of such powers, authorities or discretions or for any other purpose, to raise and borrow money or incur any other liability either unsecured or secured on the Collateral, either in priority to the security constituted by this Agreement or otherwise, and generally on such terms as he may in his discretion think fit.  No person lending such money is to be concerned to enquire as to the propriety or purpose of the exercise of such power or as to the application of any money so raised or borrowed;

(g)                                 Make calls

make, or require the directors of the Borrower to make, such calls upon the shareholders of the Borrower in respect of any uncalled capital of the Borrower as the Receiver may in his discretion require and enforce payment of any call so made by action (in the name of the Borrower or the Receiver as the Receiver may in his discretion think fit) or otherwise;

(h)                                 Compromise

(i)                                     settle or compromise any claim by, adjust any account with, refer to arbitration any dispute with, and deal with any question or demand from, any person who is, or claims to be, a creditor of the Borrower, as he may in his discretion think fit; and

(ii)                                  settle or compromise any claim, adjust any account, refer to arbitration any dispute and deal with any question or demand relating in any way to the Collateral, as he may in his discretion think fit;

(i)                                     Proceedings

bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Collateral as he may in his discretion think fit;

(j)                                     Subsidiaries

(i)                                     promote the formation of any subsidiary of the Borrower with a view to such subsidiary purchasing, leasing, licensing or otherwise acquiring an interest in the Collateral ;

(ii)                                  arrange for the purchase, lease, licence or acquisition of an interest in the Collateral by any such subsidiary of the Borrower for any valuable consideration, including, without limitation, cash, shares, debentures, loan stock, convertible loan stock or other securities, profits or a sum calculated by reference to profits, turnover, royalties, licence fees or otherwise, whether or not secured on the undertaking or assets of such Subsidiary and whether or not such consideration is payable or receivable in a lump sum or at any time or any number of times by installments spread over such period, as the Receiver may in his discretion think fit; and

(iii)                               arrange for such subsidiary to trade or cease to trade as the Receiver may in his discretion think fit;

(k)                                  Employees

appoint and discharge any manager, officer, agent, professional adviser, employee and any other person, upon such terms as he may in his discretion think fit;

(l)                                     Receipts

give valid receipts for all monies and execute all assurances and things which he may in his discretion think proper or desirable for realising the Collateral;

(m)                               Environment

conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions, whether required under environmental legislation or by Lender or otherwise and comply with all lawful orders and directives of all authorities regarding environmental legislation; and

(n)                                 General powers

do all such other acts and things as the Receiver may in his discretion consider to be incidental or conducive to any of the matters or powers set out in this Agreement or otherwise incidental or conducive to the preservation, improvement or realisation of the Collateral.

8.5.3                        Receiver as agent of the Borrower

The Receiver is at all times and for all purposes the agent of the Borrower.  Subject to the provisions of the Insolvency Act, the Borrower is solely responsible for all of the Receiver’s acts, defaults, neglect and misconduct of any nature whatsoever and for his remuneration and costs, to the exclusion of liability on the part of Lender.

8.5.4                        No obligation

The Receiver is not obliged to exercise any of the powers set out in this clause.

8.5.5                        Several power

Where more than one Receiver is appointed, each Receiver has the power to act severally unless Lender specifies otherwise in the appointment of such Receiver.

8.5.6                        Powers exercisable by Lender

(a)                                  Lender may exercise all powers granted to the Receiver by this Agreement, whether as attorney of the Borrower or otherwise.

(b)                                 The powers of the Receiver set out above are in addition to, and without prejudice to, all statutory and other powers of Lender as provided in Section 8.3 (Statutory power of sale) or otherwise and so that, inter alia, such powers are and remain exercisable by Lender in respect of that part of the Collateral in respect of which no appointment of a Receiver by Lender is from time to time subsisting.

8.5.7                        Application of proceeds.  The provisions of Sections 99 to 109 inclusive of the LPA are varied and extended to the extent that all monies received by the Receiver be applied (subject to the provisions of the Enterprise Act 2002, in so far as applicable to this Agreement) in the following order:

(a)                                  in full payment of his remuneration and the costs of realisation including, without limitation, all costs of, or incidental to, any exercise of any power referred to in this Agreement, including, without limitation, all outgoings paid by the Receiver;

(b)                                 providing for the matters specified in paragraphs (i) to (iii) inclusive of Section 109 (8) of the LPA (Appointment, powers, remuneration and duties of receiver);

(c)                                  in or towards satisfaction of any debts or other imposts which are by statute made payable in preference to the Secured Liabilities to the extent to which such debts or imposts are made so payable;

(d)                                 if so required by Lender in its discretion, in or towards satisfaction of the Secured Liabilities; and

(e)                                  to the person entitled to any surplus.

9.                                       NO LIABILITY AS MORTGAGEE IN POSSESSION

9.1                                 Mortgagee’s liability

Neither Lender nor the Receiver is:

(a)                                  liable to account as mortgagee in possession in respect of the Collateral or any of it; or

(b)                                 liable for any loss upon realisation or exercise of any power, authority or right of Lender or the Receiver arising under this Agreement, nor for any act, default, neglect, or misconduct of any nature whatsoever.

9.1.2                        Possession.  If Lender or the Receiver enters into possession of the Collateral, such person may at any time go out of possession at the discretion of such person.

10.                                 REASSIGNMENT.

Subject to clause 24.2 (Avoidance of payments), upon irrevocable discharge in full of the Secured Liabilities, Lender shall reassign to the Borrower all the Borrower’s rights, title, interest and benefit in and to the Rent and the Contracts.

11.                                 POWER OF ATTORNEY

11.1                           The Borrower irrevocably appoints, by way of security Lender, each person deriving title from Lender and the Receiver, jointly and severally to be its attorney (with full power to appoint substitutes and to sub-delegate) for it, in its name, on its behalf and as its act and deed or otherwise to sign or execute any deed or document or do any act or thing which the Borrower is, or may become, obliged to sign, execute or do pursuant to this Agreement and where Borrower has failed to execute such document or do such act or thing or which Lender, the Receiver or any person deriving title from Lender or the Receiver may in the reasonable discretion of such person think fit in connection with the exercise of any of the powers of such person or the realisation of any security constituted by this Agreement.

11.2                           Without prejudice to the generality of the foregoing, the Borrower unconditionally undertakes to Lender, and separately to the Receiver and to each person deriving title from Lender or the Receiver, that it shall ratify and confirm anything done or purported to be done by any attorney appointed pursuant to this clause.

12.                                 BORROWER’S OBLIGATION TO PAY EXPENSES OF LENDER.  Borrower shall pay to Lender on demand any and all reasonable counsel fees and other expenses incurred by the Lender in connection with the interpretation of this Agreement, documents relating thereto or modifications thereof, and any and all expenses (including, but not limited to, a collection charge on all accounts collected, all attorney’s fees and expenses, and all other expenses of like or unlike nature) that may be incurred or paid by the Lender to obtain or enforce payment of any account against the account debtor, Borrower or any guarantor or surety of Borrower, or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement including, without limitation, expenses incurred in pursuing remedies under Section 8 of this Agreement, the Secured Liabilities, the Collateral or any of Lender’s rights or interests therein or thereto, including (without limiting the generality of the foregoing) any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings.  All such expenses may be added to the principal amount of any indebtedness owed by Borrower to Lender and shall constitute part of the Secured Liabilities secured hereby.

13.                                 NOTICES.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, if such notice is addresses to the party to be notified at such party’s address or facsimile number as set forth on the signature page hereto or as subsequently modified by written notice.

14.                                 WAIVERS.  Borrower waives demand, presentment, protest, and notice of protest notice of nonpayment and all other notices.  No delay or omission by Lender in exercising any rights shall operate as a waiver of such right or any other right.  Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All Lender’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

15.                                 TERMINATION.  This Agreement and the security interest shall terminate when all the Obligations have been paid in full, at which time the Lender shall execute and deliver to the Borrower, at the Borrower’s expense, all customary documents which the Borrower shall reasonably request to evidence such termination and release of the Collateral hereunder.

16.                                 LAW AND JURISDICTION

16.1                           This Agreement shall be governed by and construed in accordance with English law.

16.2                           The Borrower agrees that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the High Court of Justice in England, and the parties irrevocably and unconditionally submits to the jurisdiction of such Court and the Lender irrevocably designates, appoints and empowers Osborne Clarke at present of One London Wall, London, EC2Y 5EB to receive for it and on its behalf, service of process issued out of such Court in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of Lender to take proceedings against the Borrower in whatsoever jurisdictions it thinks fit, nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.  The Borrower waives objection to such Court on the grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement and agrees that the judgment or order of such Court in connection with this is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

17.                                 THIRD PARTY RIGHTS

Unless expressly provided in the Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

(Signature Page to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed and delivered as of the date first set forth above.

BORROWER:		LENDER:

VIDUS LIMITED		@ROAD, INC.

By:	/s/ Martin Knestrick	By:	/s/ Krish Panu

Title:	Director, CEO	Title:	Chief Executive Officer

Address:	North Felaw Maltings, 48 Felaw Street	Address:	47200 Bayside Parkway
	Ipswich, Suffolk IP2 8HE		Fremont, California 94538
Facsimile No.:		Facsimile No.:

Exhibit A

FORM OF

SECURED PROMISSORY NOTE

[ ], 2005
$[ ]	Ipswich, Suffolk

FOR VALUE RECEIVED, Vidus Limited (the “Borrower”), promises to pay in accordance with the timetable below to @Road, Inc. (“Lender”), or order, at Lender’s offices located at 47200 Bayside Parkway, Fremont, California 94538 or at such other place as the holder of this Note may designate, the principal sum of [                          ] ($                 ), together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of FIVE PERCENT (5.0%) per annum until paid in full.  The entire amount of outstanding principal, accrued interest and any unpaid fees and expenses shall be immediately due and payable without any notice, demand or any other action by holder on the earlier to occur of: (i) the occurrence of an Event of Default (as defined in the Loan Agreement); or (iii) 180 days following the termination of the Acquisition Agreement dated December 15, 2004 by and among Borrower, Lender and NV Partners III-BT LP pursuant to Section 5.1.  All amounts due hereunder shall be payable in U.S. dollars.

Borrower may at its option prepay any or all amounts outstanding under this Note in whole at any time or in part from time to time without penalty or premium.  All prepayments shall be accompanied by the payment of accrued and unpaid interest on the principal amount being prepaid to the date of payment.

Interest on this Note shall be computed on the basis of a year of twelve (12) months of thirty (30) days each.  All payments by the Borrower under this Note shall be in immediately available funds.

This Secured Promissory Note is one of the Notes referred to in, and is executed and delivered pursuant to, that certain Loan and Security Agreement dated January 12, 2005, by and between Borrower and Lender (as the same may from time too time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”).  This Note and all of the obligations under the Notice, including any fees, expenses and other obligations, is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  Expenses incurred in connection with the Loan Documents shall be added to the principal amount of this Note in accordance with the provisions set forth in Section 1.2 of the Loan Agreement and shall constitute part of the Secured Liabilities secured under the Loan Agreement.  All terms used herein and not otherwise defined herein shall have the same definitions as set forth in the Loan Agreement.

This Note, and all accrued and unpaid interest thereon, and any unpaid fees and expenses shall become immediately due and payable without any notice, demand or any other action by holder upon the occurrence at any time of any Event of Default (as defined in the Loan and Security Agreement).

Upon the occurrence of an Event of Default, and in addition to all other rights and remedies of the holder at law or equity arising under this or any other agreement between the parties or otherwise, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by law.

All payments by the Borrower under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.  The Borrower shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal or interest in such order and manner as shall be determined by the holder in its discretion.  This shall not relieve the holder of its obligations to apply any such payment against principal or interest upon payment.

No reference in this Note to the Loan Agreement or the other Loan Documents or any guaranty shall impair the obligation of the Borrower, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

The Borrower agrees to pay on demand all duly incurred costs of collection, including reasonable attorneys’ fees, incurred by the holder in enforcing the obligations of the Borrower under this Note.

No delay or omission on the part of the holder in exercising any right under this Note or the Security Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Borrower and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under any applicable law.

None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

The rights and obligations of Borrower and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Borrower may not assign, transfer or delegate any of its rights, obligations or liabilities hereunder without the prior written consent of the other party.

All rights and obligations hereunder shall be governed by the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.  The Lender appoints Osborne Clarke, One London Wall, London, EC2Y 5EB as its agent for service in England.  This Note is executed as a deed by the Borrower.

ATTEST:	VIDUS LIMITED

By:	By:

Print Name:	Print Name:

Title:	Title: